                                                                     EXHIBIT 1.1


                               10,000,000 Shares

                        BALLY ENTERTAINMENT CORPORATION
                            (a Delaware corporation)

                 Preferred Redeemable Increased Dividend Equity
         Securities(SM), _____% PRIDES(SM), Convertible Preferred Stock

                   (Stated Liquidation Value $____ Per Share)


                               PURCHASE AGREEMENT


                                                              ____________, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
OPPENHEIMER & CO., INC.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

         Bally Entertainment Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Oppenheimer & Co., Inc. (together, the "Underwriters"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Preferred Redeemable Increased Dividend Equity Securities(SM), _____% PRIDES(SM), Convertible Preferred Stock, stated liquidation value $_____ per share, of the Company

_____________

(SM)     Service mark of Merrill Lynch & Co., Inc.

 (the "PRIDES") set forth in Schedule A hereto and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,500,000 additional shares of the PRIDES to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid 10,000,000 shares of the PRIDES (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,500,000 shares of the PRIDES subject to the option described in
Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities."

         Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and Merrill Lynch, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the Pricing Agreement. Additionally, if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, the Company will prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b), promptly after execution and delivery of the Pricing Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, (i) pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information," and (ii) pursuant to paragraph (d) of Rule 434, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 434 Information." Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information or the Rule 434 Information, if applicable, that is used after such effectiveness and prior to the execution and delivery of the Pricing Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 ("Item 12") of Form S-3 under the 1933 Act, as amended, at the time it becomes effective and including, if applicable, the Rule 430A Information or the Rule 434 Information, is herein called the "Original Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and the Original Registration Statement and any Rule 462(b) Registration Statement are herein referred to collectively as the "Registration Statement." The prospectus, including the documents incorporated by reference therein pursuant to Item 12, included in the Original Registration Statement at the time it becomes effective is herein called the "Prospectus," except that, (i) if the final prospectus first furnished to the Underwriters after the execution of the Pricing Agreement for use in connection with the offering of the Securities differs from the prospectus included in the Original Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final Prospectus first furnished to the Underwriters for such use, and (ii) if Rule 434 is relied upon, the term "Prospectus" shall refer to the preliminary prospectus last furnished to the

Underwriters in connection with the offering of the Securities, together with the Term Sheet.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

         Section 1.    Representations and Warranties.

                (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                (i) The Company meets the requirements for Form S-3 under the 1933 Act, and at the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in confor-mity with information furnished to the Company in writing by or on behalf of any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iii) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and subject, in the case of any interim statements, to normal recurring year-end audit adjustments; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and statistical data set forth in the Prospectus under the captions "Prospectus Summary," "Capitalization," "Selected Financial Data," and "Management's Discussion and Analysis of Results of Operations and Financial Condition" are prepared on an accounting basis consistent with such financial statements.

                (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (vi) Each of Bally Services Corporation, Bally's Health & Tennis Corporation, Bally's Casino, Inc., Bally's Grand, Inc., Bally's Intermediate Sub, Inc., Bally's Intermediate Sub No. 1, Inc., Bally's Intermediate Sub No. 2, Inc., Bally's Intermediate Sub No. 3, Inc., Bally's Intermediate Sub No. 4, Inc., Bally's Intermediate Sub No. 5, Inc., Bally's Intermediate Sub No. 6, Inc., BGR, Inc., Bally's Casino Holdings, Inc., GNAC, CORP., GNOC, CORP., GNF, CORP., Bally's Park Place, Inc. (New Jersey), Bally's Park Place, Inc. (Delaware), Bally's Park Place Funding, Inc., Bally's Intermediate Casino Holdings, Inc., Bally's Louisiana, Inc., Belle of Orleans, L.L.C., Bally's Tunica, Inc., Bally's Operator, Inc., Bally's Olympia Limited Partnership, Bally's CHLV, Inc. and Grand Resorts, Inc.

       (collectively, the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as set forth on Schedule 1(a)(vi).

                (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus); the shares of issued and outstanding Common Stock, par value $.66 2/3 per share, of the Company (the "Common Stock") have been duly authorized and validly issued and are fully paid and non-assessable; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable; the Securities conform to the provisions of the

       Certificate of Designations related thereto (the "Certificate of Designations"); the relative rights, preferences, interests and powers of the Securities are as set forth in the Certificate of Designations, and all such provisions are valid under the Delaware General Corporation Law; each of the Securities and the Common Stock into which the Securities are convertible or for which the Securities may be redeemed conforms to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or similar rights.

                (viii) The shares of Common Stock issuable upon conversion or at redemption of the Securities have been duly and validly authorized and reserved for issuance upon such conversion or redemption by all necessary corporate action and such shares, when issued upon such conversion or redemption, will be duly and validly issued and fully paid and non-assessable, and the issuance of such shares upon such conversion or redemption will not be subject to preemptive or similar rights.

                (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such violation or default would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and there-
       under have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject other than any such breaches, defaults or impositions which, singly or in the aggregate, would not have a materially adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, administrative regulation or administrative or court decree, other than any violation of law, regulation or decree which, singly or in the aggregate, as would not have a materially adverse effect on the condition, financial or otherwise, or the earnings, business affairs, or business prospects of the Company and its subsidiaries, considered as one enterprise.

                (x) No labor dispute with the employees of the Company or any of its Material Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (xi) There is no action, suit or proceeding before or by any court or governmen-
       tal agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, in the reasonable judgment of the Company, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference therein.

                (xii) The Company and its Material Subsidiaries own, license or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which are reasonably likely to render any pat-ent and proprietary rights invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                        (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, and except such as may be required by the Nevada Gaming Commission, which has been obtained, and except for any approval which may be required by the Louisiana Gaming Authorities (as defined) for a sale of Securities by the Underwriters convertible into a number of shares equal to 5% or greater than 5% of the issued and outstanding shares of Common Stock on the date hereof to any one individual or entity.

                        (xiv) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would in the reasonable judgment of the Company materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (xv) This Agreement has been, and, at the Representation Date, the Pricing Agreement will have been, duly executed and delivered by the Company and, upon execution, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

                (xvi) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, other than those rights that have been waived in writing.

                (xvii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (xviii)    No order preventing or suspending the use of any
        preliminary prospectus has been issued and no proceedings for that purpose are pending, threatened, or, to the knowledge of the Company, contemplated by the Commission; to the knowledge of the Company, no order suspending the offering of the Securities in any jurisdiction designated by the Underwriters pursuant to Section 3(f) of this Agreement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been instituted or threatened or are contemplated, and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) has been complied with.

                (xix) The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Pricing Agreement and the Company has full corporate power and authority to issue, sell and deliver the Securities.

                (xx) The Company and each of its Material Subsidiaries have good and marketable title to their respective owned properties, free and clear of all material liens, charges and encumbrances except as such are (A) described in the Prospectus, (B) set forth in Schedule 1(a)(xx) or (C) are not material and do not interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise. The properties of the Company and its Material Subsidiaries are, in the aggregate, in good repair (reasonable wear and tear excepted), adequately insured and suitable for their respective uses. Any real properties held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise.

                (xxi) All United States federal income tax returns of the Company and its consolidated subsidiaries required by law to be filed have been filed and all taxes shown by the said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken. The United States federal income tax returns of the Company and its consolidated subsidiaries, through the fiscal year ended _________ have been settled and no assessment in connection therewith has been made against the Company in connection therewith. The Company and its subsidiaries have filed all other tax returns which are required to have been filed by them pursuant to applicable state, local or other law except insofar as the failure to file such returns individually and in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and have paid (or there has been paid on their behalf) all taxes due pursuant to said returns or pursuant to any assessment received by the Company or its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (xxii) The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization,
        (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the tax accounting method used by the Company's subsidiaries to report income from health club membership contracts is the proper method of accounting for United States federal income tax purposes and is in accordance with agreements reached with the Internal Revenue Service.

                (xxiii)    The Company has not taken, directly or indirectly,
        any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the PRIDES or Common Stock.

                (xxiv) The Company and its Material Subsidiaries have all governmental licenses and other authorizations necessary to carry on its gaming businesses, as such businesses are presently conducted, and to otherwise own their respective properties and conduct their respective businesses as described in the Prospectus. Neither the Company nor any of its subsidiaries has reason to believe that any of the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board (the "Nevada Gaming Authorities"), the New Jersey Casino Control Commission and the New Jersey Division of Gaming Enforcement (the "New Jersey Gaming Authorities"), the Louisiana Riverboat Gaming Commission and the Riverboat Gaming Enforcement Division of the Louisiana State Police (the "Louisiana Gaming Authorities"), the Mississippi Gaming Commission and the Mississippi State Tax Commission (collectively, the "Gaming Authorities") are considering modifying, suspending or revoking any of the gaming licenses held by the Company or any subsidiary necessary to carry on a gaming business in New Jersey, Nevada, Mississippi or Louisiana and neither the Gaming Authorities nor any other governmen-
       tal agency is investigating either the Company or any of its subsidiaries or any directors or executive officers of the Company or any of its subsidiaries other than in the ordinary course of administrative review or in the ordinary course of investigation of applications on file. To the best knowledge of the Company and any of its subsidiaries, there is no existing basis for the Gaming Authorities to deny the renewal of the current licenses held by the Company or any of its subsidiaries to conduct gaming operations in New Jersey, Nevada, Mississippi or Louisiana.

                (xxv) The Company and its subsidiaries have conducted and are conducting their business in compliance with all applicable federal, state and local laws, rules, regulations, decisions, directives and orders, except where the failure to do so would not, in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.


        Section 2.    Sale and Delivery to Underwriters; Closing.

                (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter.

                (1) If the Company has elected not to rely upon Rule 430A, the initial public offer-ing price and the purchase price per share to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Original Registration Statement and the Prospectus will be filed before the Original Registration Statement becomes effective.

                        (2) If the Company has elected to rely upon Rule 430A, the purchase price per share to be paid by the several Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Underwriters and the Company. The initial public offering price per share of the Securities shall be a fixed price to be determined by agreement between the Underwriters and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriters.

                        (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 shares of PRIDES at the price per share set forth in the Pricing Agreement, less an amount per share equal to any dividends declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after (i) the later of the date upon which the Original Registration Statement and any Rule 462(b) Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A, or (ii) the Representation Date, if the Company has elected to rely on

Rule 430A, and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Underwriters and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as are required to eliminate any sales or purchases of fractional shares.

                (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. either (i) on the third full business day following the later of the date upon which the Original Registration Statement and any Rule 462(b) Registration Statement becomes effective or (ii) if the Company has elected to rely upon Rule 430A, on the third full business day after execution of the Pricing Agreement (or, if pricing of the Securities occurs after 4:30 p.m. Eastern time, on the fourth full business day thereafter) (unless, in either case, postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of

Skadden, Arps, Slate, Meagher & Flom, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be.

        Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                (a) The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                (b) The Company will give the Underwriters notice of its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment), any Rule 462(b) Registration Statement, any Term Sheet or any amendment or supplement to the Prospectus (including any revised prospectus or Term Sheet and preliminary prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus or Term Sheet and preliminary prospec-tus is required to be filed pursuant to Rule 424(b)), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any Rule 462(b) Registration Statement, Term Sheet, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall object.

                (c) The Company will deliver to the Underwriters as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Underwriters may reasonably request.

                (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                (e)    If any event shall occur as a result
of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction so long as is required for distribution of the Securities.

                (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
158) of the Registration Statement.

                (h)    The Company will use the net proceeds
received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                (i)    If, at the time that the Registration
Statement becomes effective, any Rule 430A Information or Rule 434
Information shall have been omitted therefrom, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A or Rule 434 and Rule 424(b), copies of a Prospectus or Term Sheet containing such Rule 430A Information and Rule 434 Information, respectively, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing such Rule 430A Information.

                (j) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 p.m. Eastern time on the date of the Pricing Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

                (k)    The Company, during the period when the
Prospectus is required to be delivered under the 1933 Act or the 1934
Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                (l) During a period of 90 days from the date of the Pricing Agreement, the Company will not, without Merrill Lynch's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to this Agreement or pursuant to reservations, agreements, conversions or employee or director benefit plans or the exercise of convertible securities referred to in
Section 1(a)(vii) hereof).

                (m) The Company will supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Act.

                (n)    Prior to the Closing Date, the Company
shall furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                (o)    Prior to the Closing Date, the Company
will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities, without the prior written consent of the Underwriters unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law.

                (p) The Company has complied and comply with all provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

                (q) The Company will use its best efforts to effect the listing on the New York Stock Exchange of the Securities and the Common Stock into which the Securities may be converted or for which the Securities may be redeemed.

                (r)    The Company will not take, directly
or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the PRIDES or Common Stock.

                Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vi) the typing and duplication and delivery to the Underwriters of copies of the Blue Sky Survey and any Legal Investment Survey, (vii) the fee of the National Association of Securities Dealers, Inc.,
(viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) the fees charged by the rating agencies in connection with the rating of the Securities.

                 If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

           Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                (a) The Original Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of Merrill Lynch, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. Eastern time on the date of the Pricing Agreement, and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2), or, with respect to the Original Registration Statement, at such later time and date as may be approved by Merrill Lynch; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A, Rule 430A Information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and prior to Closing Time and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a Term Sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and prior to Closing Time.

                (b)    At Closing Time the Underwriters shall have received:

            (1) The favorable opinion, dated as of Closing Time, of Katten Muchin & Zavis, counsel for the Company, in form and substance satis-factory to counsel for the Underwriters, to the effect that:

                        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                        (ii) The Company has corporate power and authority to enter into and perform its obligations under this Agreement and the Pricing Agreement.

                       (iii) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable; the Securities conform to the provisions of the Certificate of Designations; the relative rights, preferences, interests and powers of the Securities are as set forth in the Certificate of Designations; and all such provisions are valid under the Delaware General Corporation Law.

                        (iv) The shares of Common Stock issuable upon conversion or redemption of the Securities have been duly authorized and reserved for issuance upon such conversion or redemption by all necessary corporate action; such shares, when issued upon such conversion or redemption, will be duly and validly issued and fully paid and non-assessable.

                        (v) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

                        (vi) The Registration Statement is effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act nor have any proceed-ings therefor been initiated or threatened by the Commission.

                        (vii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                        (viii) Each of the Securities and the Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence each of the Securities and the Common Stock to be issued upon the conversion or redemption of the Securities is in proper form and complies with all applicable statutory requirements.

                          (ix) The information in the Prospectus under "The Spin-Off," "Description of Capital Stock" and "Description of PRIDES" conforms in all material respects with the requirements of the 1933 Act.

                           (x) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities law or state gaming laws or regulations; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument which is known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company, or any applicable law, administrative regulation or, to their knowledge, administrative or court decree.

                 (2) The favorable opinion of James S. Montana, Jr., General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters to the effect that:

                        (i) To his knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required.

                        (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus), and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                        (iii) The issuance of the Securities and of the shares of Common Stock upon such conversion or redemption is not subject to preemptive rights under the charter or bylaws of the Company or arising by operation of law or contract.

                        (iv) The Company and each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its busi-ness as described in the Registration Statement and, to his knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to have such qualification, singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to his knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as set forth in Schedule 1(a)(vi). The Company and its Material Subsidiaries have not granted or entered into any outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements to which the Company or any Material Subsidiary is a party with respect to the sale or issuance of, any shares of capital stock of or other equity interest in any Material Subsidiary of the Company.

                (v) There are no legal or governmental proceedings pending or, to his knowledge, threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                (vi) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto conforms in all material respects with the requirements of the 1933 Act and the 1934 Act, and, to his knowledge, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference except such defaults which, singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                        (vii) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except who have waived such rights in writing.

                        (viii) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                (3) The favorable opinion of Dennis P. Venuti, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                        (i) To his knowledge, there is no pending or threatened action by the New Jersey Gaming Authorities to modify, suspend or revoke any of the gaming licenses held by the Company or any of its subsidiaries necessary to carry on a gaming business in New Jersey which would have a material adverse effect on such gaming licenses, and neither the New Jersey Gaming Authorities nor any other governmental agency is investigating either the Company or any of its subsidiaries or any directors or executive officers of the Company or any of its subsidiaries other than in the ordinary course of administrative review.

                        (ii) No authorization, approval, consent or order of the New Jersey Gaming Authorities is required in connection with the transactions contemplated hereby.

                        (iii) The information in the Prospectus under the heading "Business--Gaming Regulation" as it relates to gaming regulation in New Jersey to the extent that it constitutes matters of law or summaries of legal matters, documents or proceedings has been reviewed by him and is correct in all material respects.

                (4)    The favorable opinion of Schreck, Jones,
        Bernhard, Woloson & Godfrey, counsel for the Company, in form and substance satisfactory to counsel to the Underwriters, to the effect that:

                        (i) To their knowledge, there is no pending or threatened action by the Nevada Gaming Authorities to modify, suspend or revoke any of the gaming licenses held by the Company or any of its subsidiaries necessary to carry on a gaming business in Nevada which would have a material adverse effect on such gaming licenses, and neither the Nevada Gaming Authorities nor any other governmental agency is investigating either the Company or any of its subsidiaries or any directors or executive officers of the Company or any of its subsidiaries other than in the ordinary course of administrative review or in the ordinary course of investigations of applications on file.

                        (ii) Any authorization, approval, consent or order of the Nevada Gaming Authorities required in connection with the transactions contemplated hereby has been obtained.

                        (iii)   The information in the Prospectus
        under the heading "Business--Gaming Regulation" as it relates to gaming regulation in Nevada to the extent that it constitutes matters of law or summaries of legal matters, documents or proceedings has been reviewed by them and is correct in all material respects.

                (5) The favorable opinion of Smith Martin et al., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                        (i) To their knowledge, there is no pending or threatened action by the Louisiana Gaming Authorities to modify, suspend or revoke any of the gaming licenses held by the Company or any of its subsidiaries necessary to carry on a gaming business in Louisiana which would have a material adverse effect on such gaming licenses, and neither the Louisiana Gaming Authorities nor any other governmental agency is investigating either the Company or any of its subsidiaries or any directors or executive officers of the Company or any of its subsidiaries other than in the ordinary course of administrative review.

                        (ii) Assuming the Underwriters do not sell Securities convertible into more than 5% of the shares of Common Stock issued and outstanding on the date hereof to one individual or entity, no authorization, approval, consent or order of the Louisiana Gaming Authorities is required in connection with the transactions contemplated hereby.

                        (iii) The information in the Prospectus under the heading "Business--Gaming Regulation" as it relates to gaming regulation in Louisiana to the extent that it constitutes matters of law or summaries of legal matters, documents or proceedings has been reviewed by them and is correct in all material respects.

                (6) The favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters shall reasonably request.

                (7)    In giving their opinions required by subsections
        (b)(1), (b)(2) and (b)(6), respec-
       tively, of this Section, Katten Muchin & Zavis, James S. Montana, Jr. and Skadden, Arps, Slate, Meagher & Flom shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                (d)    At the time of the execution of this
Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that
(A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or (B) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the June 30, 1995 balance sheet included in the Registration Statement or, during the period from June 30, 1995 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consoli-dated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                (e) At Closing Time the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

                (f)    At the Closing Time and at each Date of
Delivery, if any, the Securities and the Common Stock issuable upon conversion or redemption shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

                (g) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

            (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                (2) The favorable opinion of Katten Muchin & Zavis, counsel for the Company, and James S. Montana, Jr., General Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(l), 5(b)(2) and 5(b)(7) hereof.

                (3)      The favorable opinions of each of Dennis P.
        Venuti, Schreck, Jones, Bernhard, Woloson & Godfrey, and Smith Martin et al., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3), 5(b)(4) and 5(b)(5) hereof, respectively.

                (4) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(6) and 5(b)(7) hereof.

                (5) A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this
        Section 5(g)(4) shall be a date not more than five days prior to such Date of Delivery.

                      (h) At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by written notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

         Section 6.    Indemnification

                        (a)    The Company agrees to indemnify
and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through or on behalf of Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii), with respect to the sale of Securities by an Underwriter to any person, a failure by such Underwriter to give a copy of the Prospectus to such person within the time required by the 1933 Act (unless such failure was the result of the Company's failure to furnish to such Underwriter sufficient copies of the Prospectus on a timely basis) if, but only if, the untrue state-ment or alleged untrue statement or omission or alleged omission of a material fact was corrected in the Prospectus.

                (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through or on behalf of Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         Section 9.    Termination of Agreement.

                (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock or the PRIDES has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been re-quired, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Illinois authorities.

                (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.
Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          Section 10.    Default by an Underwriter.   If an Underwriter shall
fail at Closing Time to purchase the Initial Securities which it is obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriter, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriter or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at Merrill Lynch & Co., Inc., 5500 Sears Tower, Chicago, Illinois 60606, attention of Todd Kaplan, Director; notices to the Company shall be directed to it at 8700

West Bryn Mawr Avenue, Chicago, Illinois 60631, attention of Lee S. Hillman, Executive Vice President, Chief Financial Officer and Treasurer.

                 Section 12.    Parties.  This Agreement and the
Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.
Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 Section 13.    Governing Law and Time.  This
Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        BALLY ENTERTAINMENT
                                            CORPORATION



                                        By
                                          -----------------------------------
                                          Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
OPPENHEIMER & CO., INC.

By:  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated



By
   ----------------------------------
   Authorized Signatory

                                   SCHEDULE A


                                                                                  Number
                 Name of Underwriter                                          of Securities
                 -------------------                                          -------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated  . . . . . . . . . . . . . . . . . . . . . . .

Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . .
                                                                             ----------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10,000,000
                                                                             ----------

                                                                       EXHIBIT A



                               10,000,000 Shares

                        BALLY ENTERTAINMENT CORPORATION
                            (a Delaware corporation)

                 Preferred Redeemable Increased Dividend Equity
         Securities(SM), _____% PRIDES(SM), Convertible Preferred Stock

                  (Stated Liquidation Value $_____ Per Share)

                               PRICING AGREEMENT

                                                              ____________, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
OPPENHEIMER & CO., INC.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

                 Reference is made to the Purchase Agreement dated __________, 1995 (the "Purchase Agreement") relating to the purchase by the Underwriters named in Schedule A thereto of the above shares of Preferred Redeemable Increased Dividend Equity Securities(SM), _____% PRIDES(SM), Convertible Preferred Stock (the "Securities"), of Bally Entertainment Corporation, a Delaware corporation (the "Company").


_______________
(SM)     Service mark of Merrill Lynch & Co., Inc.

                 Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                          1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $__________.

                          2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $ __________, being an amount equal to the initial public offering price set forth above less $ _____ per share; provided that the purchase price per share for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

                          3. The dividend shall be $________ per share per annum.

                          4.  The Minimum Redemption Rate and Optional
         Conversion Rate shall be _____________.

                          5. The Call Price per share for the three quarterly periods and the one month preceding the Mandatory Conversion Date shall be $________, $________, $________ and $________, respectively.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        BALLY ENTERTAINMENT
                                            CORPORATION



                                        By
                                           -----------------------------------
                                           Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
OPPENHEIMER & CO., INC.

By:  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated



By
  --------------------------------
  Authorized Signatory





                                      3